Exhibit 23


INDEPENDENT AUDITORS' CONSENT


South Jersey Industries, Inc:


We consent to the incorporation by reference in Registration Statement Nos. 33-27132 and 33-58349 on Forms S-8 and Registration Statement No. 33-53127, as amended, on Form S-3 of our reports dated February 19, 1997 appearing in and incorporated by reference in the Annual Report on Form 10-K of South Jersey Industries, Inc. for the year ended
December 31, 1996.




DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 25, 1997